UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 16, 2024

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41488	82-5089826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Professional Drive, Suite 260

Gaithersburg, MD 20879

(Address of principal executive offices) (Zip Code)

(240) 430-4212

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.00001 per share	SHPH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 16, 2024, Shuttle Pharmaceuticals Holdings, Inc., a Delaware corporation (the “Company”), entered into a sponsored research agreement (the “Sponsored Research Agreement”) with the Regents of the University of California, on behalf of its San Francisco campus (the “UCSF”), pursuant to which UCSF’s employee, Dr. Robert Flavell will conduct research on a project entitled “Investigation of 18F-fluorodeboronation method for PSMA targeting ligand radiolabeling and evaluation in prostate cancer models” (the “Research Program”).

Under the terms of the Sponsored Research Agreement, the Company will bear the total cost of $291,607 of the Research Program. The Company has an exclusive license to the intellectual property underlying the research entitled “Boron containing PMSA ligand for use in the treatment of canters” (US 63/559, 606) and has UCSF agrees to communicate in writing and in confidence to the Company all new patentable inventions which are conceived and reduced to practice by UCSF in its performance of the Research Program (“Inventions”). Inventorship of Inventions will be determined in accordance with U.S. patent law, with ownership of such Inventions vesting in the party to whom the inventor has an obligation of assignment. To the extent UCSF is legally able to do so and subject to UCSF’s obligation to the U.S. government, UCSF shall grant the Company (a) a non-exclusive royalty free license for internal research purposes to all of UCSF’s interest to Inventions that are claimed in a patent application filed to cover such Inventions and (b) a time limited first option to negotiate a royalty-bearing license to all of UCSF’s interest to Inventions that are claimed in a patent application filed to cover such Inventions. The Company is obligated to advise UCSF within sixty (60) days of disclosure to the Company whether or not it wishes to secure a commercial license. Shuttle will have ninety (90) days from the date of election to conclude a license or option agreement with UCSF. If an agreement is not concluded in the relevant period, UCSF will have no further obligations to the Company.

This Sponsored Research Agreement will be effective for a period of one (1) year and may be extended by written mutual consent of the parties.

The foregoing description of the Sponsored Research Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sponsored Research Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01 Other Events.

On December 19, 2024, the Company issued a press release disclosing its entry into the Sponsored Research Agreement with UCSF. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1*	Sponsored Research Agreement, dated December 16, 2024, by and among Shuttle Pharmaceuticals Holdings, Inc., the Regents of the University of California and Dr. Robert Flavell
99.1	Press Release dated December 19, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain portions of this exhibit have been redacted in accordance with Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to supplementally furnish an unredacted copy of this exhibit to the Commission upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, to the extent so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

Dated: December 19, 2024

	By:	/s/ Anatoly Dritschilo
	Name:	Anatoly Dritschilo
	Title:	Chief Executive Officer